EXHIBIT 99.1

IZEA Reports Q3 2019 Financial Results

ORLANDO, FL (November 14, 2019) - IZEA Worldwide, Inc. (NASDAQ: IZEA), operator of IZEAx, the premier online marketplace connecting brands and publishers with influential content creators, reported its financial and operational results for the third quarter ended September 30, 2019.

Q3 2019 Financial Summary Compared to Q3 2018

•	Total revenue down 23.7% to $4.4 million, compared to $5.8 million.

•	Gross billings* down 27.8% to $6.7 million, compared to $9.2 million.

•	SaaS unit revenue decreased 10.6% to $816,000, compared to $913,000.

•	Managed Service unit revenue decreased 26.8% to $3.6 million, compared to $4.9 million.

•	Total costs and expenses were $5.6 million, compared to $7.0 million.

•	Net loss was $1.2 million compared to a net loss of $1.3 million.

•	Adjusted EBITDA* was $(1.3 million), compared to $(300,000).

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

•	Total revenue down 4.9% to $13.1 million, compared to $13.8 million.

•	Gross billings* up 12.1% to $21.1 million, compared to $18.8 million.

•	SaaS unit revenue increased 141.5% to $2.6 million, compared to $1.1 million.

•	Managed Service unit revenue decreased 17.7% to $10.4 million, compared to $12.7 million.

•	Total costs and expenses were $18.0 million, compared to $18.7 million.

•	Net loss was $5 million compared to the same net loss of $5 million in the prior period.

•	Adjusted EBITDA* was $(3.4 million), compared to $(3.7 million), an improvement of 7.1%.

Q3 2019 Operational Highlights

•	Joined forces with IRI to launch InfluenceImpact.

•	Awarded seven-figure contract from top 500 public company.

•	Recognized as an Orlando Sentinel Top 100 Company for 4th consecutive year.

* - Gross billings and Adjusted EBITDA are non-GAAP financial measures. Refer to the definitions and reconciliations of these measures under “Use of Non-GAAP Financial Measures” below.

Management Commentary
“In May we completed a round of financing to enable us to invest in sales, marketing, and engineering. In Q3 2019, we began making investments in those areas to support our growth initiatives,” said Ted Murphy, IZEA’s Chairman and CEO. “Those investments take some time to contribute to revenue, but the infrastructure is being put in place to enable growth in 2020 and beyond. We expect to end the year with our biggest sales team since 2016, and believe that team will fuel growth in both SaaS Licensing and Managed Services in the new year. Managed Services bookings are already up year over year in Q3 despite having a much smaller sales team than last year at this time, and October 2019 was our strongest October in the history of the company in terms of Managed Services bookings. We expect revenue from those bookings will be recognized over future quarters.”

“During the quarter we have also made some adjustments to our SaaS pricing and packages based on demand, market opportunities, and our experience with customers that joined us through the TapInfluence acquisition,” continued Murphy. “We are proactively rightsizing our Tap customer contracts to provide them with the proper SaaS license based on their needs and influencer marketing investment levels. Those adjustments had an impact in Q3 and will impact Q4 in terms of SaaS revenue, but will allow us to create a more stable customer foundation moving forward. We want to enable our sales and success teams to focus on delivering the right solution for the customer. Our total number of SaaS customers hit a record high in Q3 and our focus is on expanding that customer base with happy customers.”

“Finally, we are executing on plans to discontinue the Ebyline and TapInfluence platforms by grafting their desired qualities onto IZEAx. We plan to maintain the Ebyline and TapInfluence brands and marketing websites, but believe consolidating these platforms will result in a more streamlined customer experience and enable a more efficient allocation of the company’s resources.”

Q3 2019 Financial Results

Revenue in the third quarter of 2019 was $4.4 million compared to $5.8 million in the corresponding quarter of 2018. Revenue from managed services and Software-as-a-Service (SaaS) declined due to continued decreases in the size of the sales team.

Total costs and expenses in the third quarter of 2019 were $5.6 million compared to $7 million in the corresponding quarter of 2018. This comparison includes one-time, non-operating items, which contributed to the comparative decrease. Primarily, in Q3 2019, we recorded a gain of approximately $753 thousand associated with the settlement of the final installment payment to TapInfluence stockholders relating to the July 2018 merger and a gain of $41,000 associated with the settlement of the final installment payment to ZenContent stockholders relating to the July 2016 merger, as a result of the difference between the closing market price of common stock on the settlement date and the thirty-day weighted average. Excluding these one-time items, our total costs and expenses decreased primarily due to lower personnel related costs, which were partially offset by increased depreciation and amortization expense.

Net loss in the third quarter of 2019 was $1.2 million or $(0.04) per share, as compared to a net loss of $1.3 million or $(0.13) per share in the corresponding quarter of 2018, based on 32,421,043 and 10,365,750 weighted-average shares outstanding, respectively.

Adjusted EBITDA (a non-GAAP measure management uses as a proxy for operating cash flow, as defined below) in the third quarter of 2019 was $(1.3 million) compared to $(300,000) in the corresponding quarter of 2018.

Cash and cash equivalents at September 30, 2019 totaled $6.8 million. At the end of the quarter the Company had a balance of $0 on its $5.0 million credit line.

Conference Call

IZEA will hold a conference call to discuss its third quarter 2019 results on Thursday, November 14 at 5:00 p.m. Eastern time. Management will host the call, followed by a question and answer period.

Date: Thursday, November 14, 2019
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

The conference call will be webcast live and available for replay via the investors section of the company’s website at https://izea.com/. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through November 21, 2019.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13696638

About IZEA Worldwide, Inc.

IZEA Worldwide, Inc. (“IZEA”) operates online platforms that connect marketers with content creators. IZEA platforms automate influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA influencers include everyday creators, as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Use of Non-GAAP Financial Measures

We define gross billings, a non-GAAP financial measure, as the total dollar value of the amounts earned from our customers for the services we performed, or the amounts charged to our customers for their self-service purchase of goods and services on our platforms. Gross billings for Legacy Workflow Fees differ from revenue reported in our consolidated statements of operations, which is presented net of the amounts we pay to our third-party creators providing the content or sponsorship services. Gross billings for all other revenue equal the revenue reported in our consolidated statements of operations.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking gross billings allows us to monitor the percentage of gross billings that we are able to retain after payments to our creators. Because we invoice our customers on a gross basis, tracking gross billings is critical as it pertains to our credit risk and cash flow.

"EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA,” also a non-GAAP financial measure, as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock related compensation, gain or loss on asset disposals or impairment, changes in acquisition cost estimates, and certain other non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as they exclude transactions not related to the core cash operating business activities including non-cash transactions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

All companies do not calculate gross billings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. A reconciliation of non-GAAP to GAAP results is included in the financial tables included in this press release.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” "anticipates," “estimates,” “believes,” “intends,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and improve Adjusted EBITDA, the use of proceeds of IZEA’s stock offering, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; inability to finance growth initiatives in a timely manner; our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith

IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$4,411,086	$5,780,941	$13,128,706	$13,798,342

Costs and expenses:
Cost of revenue (exclusive of amortization)	1,904,287	2,397,466	5,821,237	6,490,906
Sales and marketing	1,518,165	1,574,335	4,238,074	5,065,457
General and administrative	1,752,126	2,699,978	6,596,485	6,285,810
Depreciation and amortization	433,094	370,674	1,317,423	846,820
Total costs and expenses	5,607,672	7,042,453	17,973,219	18,688,993

Loss from operations	(1,196,586)	(1,261,512)	(4,844,513)	(4,890,651)

Other income (expense):
Interest expense	(27,734)	(90,452)	(242,935)	(147,166)
Change in fair value of derivatives, net	—	—	—	(11,794)
Other income, net	51,285	19,135	91,447	23,907
Total other income (expense), net	23,551	(71,317)	(151,488)	(135,053)

Net loss	$(1,173,035)	$(1,332,829)	$(4,996,001)	$(5,025,704)

Weighted average common shares outstanding – basic and diluted	32,421,043	10,365,750	22,506,929	7,351,827
Basic and diluted loss per common share	$(0.04)	$(0.13)	$(0.22)	$(0.68)

Total Revenue by type
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Managed Services Revenue	$3,558,109	$4,859,434	$10,416,912	$12,660,949
Legacy Workflow Fees	44,170	48,409	135,791	164,994
Marketplace Spend Fees	266,037	378,768	955,328	388,492
License Fees	505,634	485,651	1,545,222	538,262
Other Revenue	37,136	8,679	75,453	45,645
Total Revenue	$4,411,086	$5,780,941	$13,128,706	$13,798,342

IZEA Worldwide, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$6,808,553	$1,968,403
Accounts receivable, net	4,497,659	7,071,815
Prepaid expenses	622,956	527,968
Other current assets	56,191	39,203
Total current assets	11,985,359	9,607,389

Property and equipment, net	232,432	272,239
Right-of-use asset	192,967	—
Goodwill	8,316,722	8,316,722
Intangible assets, net	2,206,506	3,149,949
Software development costs, net	1,653,801	1,428,604
Security deposits	142,335	143,174
Total assets	$24,730,122	$22,918,077

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,691,475	$2,618,103
Accrued expenses	1,438,834	1,968,589
Contract liabilities	5,440,367	4,957,869
Line of credit	—	1,526,288
Right-of-use liability	166,819	—
Deferred rent	—	17,420
Acquisition costs payable	45,000	4,611,493
Total current liabilities	8,782,495	15,699,762

Commitments and Contingencies (Note 6)	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.0001 par value; 200,000,000 shares authorized; 34,506,600 and 12,075,708, respectively, issued and outstanding	3,451	1,208
Additional paid-in capital	74,034,826	60,311,756
Accumulated deficit	(58,090,650)	(53,094,649)
Total stockholders’ equity	15,947,627	7,218,315

Total liabilities and stockholders’ equity	$24,730,122	$22,918,077

IZEA Worldwide, Inc.
Non-GAAP Reconciliations
(Unaudited)

Reconciliation of GAAP revenue to Non-GAAP gross billings:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$4,411,086	$5,780,941	$13,128,706	$13,798,342
Plus payments made to third-party creators (1)	2,242,163	3,437,372	7,979,078	5,031,875
Gross billings	$6,653,249	$9,218,313	$21,107,784	$18,830,217

(1)	Payments made to third-party creators for the Legacy Workflow and Marketplace Spend components of our revenue reported on a net basis for GAAP.

Gross billings by revenue stream and the percentage of total gross billings by stream:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Managed Services Revenue	$3,558,109	$4,859,434	$10,416,912	$12,660,949
Legacy Workflow Fees	609,375	673,065	1,871,056	2,335,834
Marketplace Spend Fees	1,942,995	3,191,484	7,199,141	3,249,527
License Fees	505,634	485,651	1,545,222	538,262
Other Revenue	37,136	8,679	75,453	45,645
Total Gross Billings	$6,653,249	$9,218,313	$21,107,784	$18,830,217

Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(1,173,035)	$(1,332,829)	$(4,996,001)	$(5,025,704)
Non-cash stock-based compensation	179,866	118,410	498,071	468,042
Non-cash stock issued for payment of services	37,509	31,244	112,504	93,734
Change in fair value of derivatives	—	—	—	11,794
Other non-cash items	31,998	6,642	23,903	5,242
Gain on settlement of acquisition costs payable	(793,850)	(84,938)	(602,411)	(84,938)
Increase (decrease) in value of acquisition costs payable	889	6,084	6,222	(618,512)
Legal expense accrual	—	500,000	—	500,000
Interest expense	27,734	90,452	242,935	147,166
Depreciation and amortization	433,094	370,674	1,317,423	846,820
Adjusted EBITDA	$(1,255,795)	$(294,261)	$(3,397,354)	$(3,656,356)

Revenue	$4,411,086	$5,780,941	$13,128,706	$13,798,342
EBITDA as a % of Revenue	(28)%	(5)%	(26)%	(26)%